Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$259	$4,242
Short-term investments	4,304	—
Accounts receivable and other receivables, net of allowance for credit loss of $559 and $0 as of December 31, 2025 and 2024, respectively	425	1,175
Inventories	1,212	904
Note receivable — current, net of allowance for credit losses (Note 8)	—	1,894
Prepaid expenses and other current assets	156	931
Current assets of discontinued operations — GoodWheat	—	96
Total current assets	6,356	9,242
Property and equipment, net	8	41
Right of use assets	—	137
Intangible assets, net	39	39
Note receivable — noncurrent, net of allowance for credit losses (Note 8)	—	3,966
Other noncurrent assets	143	92
Total assets	$6,546	$13,517
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,789	$2,108
Amounts due to related parties	—	30
Operating lease liability — current	—	155
Other current liabilities	270	270
Total current liabilities	2,059	2,563
Common stock warrant and option liabilities	347	2,731
Other noncurrent liabilities	—	2,000
Total liabilities	2,406	7,294
Commitments and contingencies (Note 14)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of December 31, 2025 and December 31, 2024; 1,373,120 and 1,364,940 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively.	65	65
Additional paid-in capital	285,292	285,036
Accumulated deficit	(281,217)	(278,878)
Total stockholders' equity	4,140	6,223
Total liabilities and stockholders’ equity	$6,546	$13,517

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(In thousands, except share data and per share data)

	Year Ended December 31,
	2025	2024
Revenues:
Product	$4,858	$5,012
License	—	7
Royalty	—	26
Total revenues	4,858	5,045
Operating expenses (income):
Cost of revenues	3,098	2,963
Research and development	9	53
Gain on sale of intangible assets	(750)	(4,000)
Impairment of property and equipment	—	36
Change in fair value of contingent consideration	(2,000)	—
Selling, general and administrative	7,001	9,641
Total operating expenses	7,358	8,693
Loss from operations	(2,500)	(3,648)
Interest income	221	782
Credit loss	(4,745)	—
Other income, net	2,309	31
Change in fair value of common stock warrant and option liabilities	2,384	(1,474)
Net loss from continuing operations before income taxes	(2,331)	(4,309)
Income tax expense	(8)	(8)
Net loss from continuing operations	(2,339)	(4,317)
Net loss from discontinued operations — GoodWheat	—	(2,721)
Net loss attributable to common stockholders	$(2,339)	$(7,038)
Net loss per share attributable to common stockholders:
Basic and diluted from continuing operations	$(1.71)	$(3.17)
Basic and diluted from discontinued operations	$—	$(2.00)
Net loss per basic and diluted share attributable to common stockholders	$(1.71)	$(5.17)
Weighted-average number of shares used in per share calculations:
Basic and diluted	1,368,057	1,363,303
Other comprehensive income, net of tax
Unrealized gains on available-for-sale securities	$—	$127
Reclassification adjustment for gains on available-for-sale securities included in net loss	$—	$(228)
Change in unrealized gains on available-for-sale securities	$—	$(101)
Comprehensive loss	$(2,339)	$(7,139)

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,339)	$(7,038)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant and option liabilities	(2,384)	1,474
Change in fair value of contingent consideration	(2,000)	—
Depreciation	32	113
Lease amortization	122	652
Amortization of note receivable discount	(69)	(157)
Gain on disposal of property and equipment	—	(65)
Gain on sale of intangible assets	(750)	(4,000)
Gain on receipt of Above Food Ingredients, Inc. common stock	(1,067)	—
Unrealized gain subsequent to receipt of Above Food Ingredients, Inc. common stock	(1,237)	—
Stock-based compensation	234	512
Credit loss	4,745	—
Write-down of inventories	—	154
Impairment of property and equipment	—	36
Write-down of non-controlling interest	—	138
Changes in operating assets and liabilities:
Accounts receivable and other receivables	165	(762)
Inventories	(308)	550
Prepaid expenses and other current assets	775	(124)
Other noncurrent assets	(50)	72
Accounts payable and accrued expenses	(399)	(303)
Amounts due to related parties	(30)	(29)
Other current liabilities	(57)	—
Operating lease payments	(122)	(850)
Net cash used in operating activities	(4,739)	(9,627)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	—	334
Proceeds from sale of investments	—	5,024
Proceeds from sale of intangible assets	750	4,000
Cash paid related to sale of GoodWheat	—	(2,000)
Purchases of property and equipment	—	(16)
Net cash provided by investing activities	750	7,342
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from ESPP purchases	6	9
Net cash provided by financing activities	6	9
Net decrease in cash and cash equivalents	(3,983)	(2,276)
Cash and cash equivalents — beginning of period	4,242	6,518
Cash and cash equivalents — end of period	$259	$4,242

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